THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR SUBMISSION TO RAYBOR MANAGEMENT, INC. OF INFORMATION, AND AT ITS OPTION AN OPINION OF COUNSEL SATISFACTORY TO IT IN FORM AND SUBSTANCE, INDICATING THAT REGISTRATION OR QUALIFICATION UNDER THOSE LAWS IS NOT REQUIRED.

RAYBOR MANAGEMENT, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Date of Issuance: January 3 , 2005	Certificate No. W-2

This certifies that, for value received, BROADMARK CAPITAL, LLC, with its principal offices at 2800 One Union Square, 600 University Street, Seattle, Washington 98101, its successors and assigns (together with its successors and assigns, the “Initial Purchaser”), or its assigns are entitled to subscribe for and purchase in accordance with the provisions of this Warrant, from RAYBOR MANAGEMENT, INC. (the “Company”), a Delaware corporation, with its principal offices at 221 West 10th Street, Medford, Oregon 97501, 11,321 shares of .0001 par value Common Stock of the Company (the “Subject Common Stock”) for the exercise price of $0.0001 per share (the “Warrant Exercise Price”); subject, however, to adjustment as provided in Section 4 hereof.

1.  Certain Definitions. In addition to the terms defined in other provisions hereof, as used in this Warrant the following terms (in their singular and plural forms) shall have the specified meanings (all capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement):

(1)  “Act” shall have the meaning assigned to that term in Section 9(1) of this Warrant.

(2)  “C3 Warrant” means the Warrant to Purchase Shares of Common Stock issued to C3 Capital Partners, LLC of event date herewith authorizing it to acquire shares of Common Stock.

(3)  “Common Stock” means the shares of Common Stock, $0.0001 par value, of the Company.

(4)  “Common Stock Deemed Outstanding” means, at any given time, (i) the amount of Common Stock actually outstanding at such time, plus (ii) the amount of Common Stock deemed to be outstanding pursuant to Sections 4(2) and 4(5), regardless of whether or not the Options and Convertible Securities are actually exercisable at such time.

(5)  “Convertible Securities” means any evidence of debt, warrant, option or other security which is, directly or indirectly, convertible into or exercisable or exchangeable for shares of Common Stock, with or without the payment of additional consideration, either immediately or upon arrival of a specified date or the happening of a specified event.

(6)  “Expiration Date” shall have the meaning assigned to that term in Section 2 of this Warrant.

(7)  “Holder” means the Initial Purchaser or any Person or Persons to whom the Initial Purchaser or any assignee has assigned this Warrant pursuant to the provisions of this Warrant.

(8)  “Liquidity Event” means (1) any acquisition of the Company by means of any transaction or series of transactions (including, without limitation, any merger, consolidation or other form of corporate reorganization) in which outstanding equity securities of the Company are exchanged for securities or other consideration and pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such consolidation, merger or other transaction fail to hold equity securities representing a majority of the voting power of the Company or surviving entity immediately following such consolidation, merger or other transaction; (2) a sale of all or substantially all of the assets of the Company; or (3) the sale of the Company’s equity securities in a public offering registered under the Securities Act of 1933, as amended.

(9)  “Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 4:00 p.m., New York time, or, if on any date such security is not quoted in the NASDAQ system, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which “Market Price” is being determined and the 20 consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ system or the over-the-counter market, the “Market Price” shall be the fair value thereof determined by the Company. The determination of the “Market Price” of securities of the Company pursuant to Section 3 shall be made assuming such sale is made between a willing buyer and a willing seller and taking into account all relevant factors determinative of value without regard to any discount for any lack of liquidity attributable to a lack of a public market for such security, any block discount or discount attributable to the size of any Person’s holdings of such security or any minority interest or any voting rights thereof or lack thereof. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

(10)  “Options” means any rights to subscribe for or to purchase or any options to purchase Common Stock or Convertible Securities from the Company.

(11)  “Organic Change” shall have the meaning assigned to that term in Section 4(1) of this Warrant.

(12)  “Public Offering” means an offering of capital stock or other Equity Interests of the Company (or any successor to the Company) that is registered with the Securities and Exchange Commission under the Act.

(13)  “Qualified Public Offering” means a public offering of Commons Stock or other equity security of the Company or its successor, as applicable; in which the Company or its successor, as applicable, is valued on a pre-offering basis as $25,000,000 or more and in which the Company or its successor receives net proceeds of at least $10,000,000.

(14)  “Qualified Sale” means any merger, consolidation, change of control, liquidation or sale of all or substantially all of the Company’s shares of capital stock or assets or the assets of any of its subsidiaries (or shares of capital stock of any subsidiary if subsequently held by the Company’s stockholders) whereby the cash proceeds or the Market Price of the marketable securities issued in exchange for the sale of the Company’s shares of capital stock (or any subsidiary, as the case may be) (as determined on the effective date of such exchange) results in an aggregate gross proceed in cash and /or stock to the holders of the Company’s capital stock, in respect of their capital stock and exclusive of any amount received in payment of a debt, of at least $25,000,000.

(15)  “Warrants” means this Warrant, all other warrants issued to Initial Purchaser pursuant to the Financial Advisory/Investment Banking Agreement dated September 29, 2003 between the Company and Initial Purchaser, as amended, and all warrants issued in exchange, substitution or replacement of any of the foregoing.

2.  Term. This Warrant shall be exercisable at the option of the Holder during the ten (10) day period immediately preceding the consummation of a Liquidity Event and, to the extent not so exercised, shall terminate and become no longer exercisable upon the consummation of a Liquidity Event. The Warrants shall terminate, if not earlier exercised or terminated as provided above, on the date that is three (3) years from the date of closing of the purchase by C3 of that certain initial 12% Secured Note of the Company and other issuers in the principal amount of $1,500,000 as provided by Section 2.2 of that certain Securities Purchase Agreement dated January 3, 2005 (the “Purchase Agreement”) among the Company, C3 and the other parties thereto (the “Expiration Date”). At 5:00 p.m. Kansas City, Missouri time on the Expiration Date, this Warrant and all rights and obligations hereunder shall automatically terminate and shall be of no further force and effect.

3.  Exercise of Warrant. This Warrant may be exercised, in whole but not in part, by presentation and surrender of this Warrant, with the notice of exercise form attached hereto as Exhibit A duly completed and executed, and payment of the applicable Warrant Exercise Price for the Subject Common Stock (or the portion thereof for which this Warrant is being exercised), in cash or by surrender to the Company of debt or equity securities of the Company or any of its Subsidiaries having a Market Price (including any interest due thereon) in the amount of the Warrant Exercise Price of the shares for which this Warrant is being exercised, to the Company at its principal office. If the Warrant is tendered in connection with a registered Public Offering of the Company’s securities and the exercise is contingent upon the closing of such offering, the form attached hereto as Exhibit A-1 shall be delivered by the Holder in lieu of Exhibit A. The Holder shall be deemed to become the holder of the Subject Common Stock (or the portion thereof for which this Warrant is being exercised), and the Subject Common Stock (or such portion thereof) shall be deemed to have been issued, immediately before the close of business on the date on which this Warrant is exercised. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered Public Offering, the exercise of any portion of this Warrant may, at the election of the Holder hereof, be conditioned upon the consummation of the Public Offering, in which case such exercise shall not be deemed to be effective until the consummation thereof. If this Warrant is exercised, a certificate representing the number of shares of Common Stock as to which this Warrant has been exercised shall be delivered to the Holder as soon as possible and in any event within ten (10) days after the exercise. The Company shall assist and cooperate with the Holder to make any required governmental filings or obtain any required governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company). In the event of a partial exercise of this Warrant, the Company shall promptly issue to the Holder a replacement Warrant containing the same terms and conditions except for a reduction in the number of shares comprising the Subject Common Stock to take into account the partial exercise.

4.  Certain Adjustments. The Warrant Exercise Price and number and type of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(1)  Adjustment of Amount of Subject Common Stock Upon Certain Issuances and Sales.

A.  Issuances and Sales Below Base Price. Except for adjustments determined pursuant to Sections 4(3) and (4) below, if and whenever after the Date of Issuance the Company issues or sells, or in accordance with this Section 4(1) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the then current Base Price, as determined in Section 4(1)B, the amount of Subject Common Stock acquirable upon exercise of this Warrant shall be adjusted in the manner provided by Section 4(1)C.

B.  Base Price and Adjustments. If and whenever on or after the Date of Issuance the Company issues or sells, or in accordance with this Section is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the current Base Price as determined herein (as such amount is proportionately adjusted for splits, combinations, distributions and recapitalizations affecting Common Stock after the original date of issuance of this Warrant), then immediately upon such issue or sale the Base Price shall be reduced to the Base Price determined by multiplying the Base Price in effect immediately prior to such issue or sale (or deemed issue or sale) by a fraction, the numerator of which shall be the sum of (1) the amount of Common Stock Deemed Outstanding immediately prior to such issue or sale (or deemed issue or sale) multiplied by the Base Price as of the date of such issue or sale (or deemed issue or sale), plus (2) the consideration, if any, received by the Company upon such issue and sale (or deemed issue or sale), and the denominator of which shall be the product derived by multiplying the Base Price by the amount of Common Stock Deemed Outstanding immediately after such issue or sale (or deemed issue or sale). The initial Base Price shall be $0.56.

C.  Adjustments in Subject Common Stock. Upon each such adjustment of the Base Price hereunder, the amount of Subject Common Stock acquirable upon exercise of this Warrant shall be adjusted to the amount of Subject Common Stock determined by multiplying the Base Price in effect immediately prior to such adjustment by the amount of Subject Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Base Price resulting from such adjustment.

D.  Exclusions. No adjustment under this Section 4(1) shall be made in connection with the issuance of (i) up to 1,707,809 shares of Common Stock (subject to adjustment for stock splits, dividends, combinations and the like) to officers, directors, consultants or employees of the Company (except the Management Shareholders) pursuant to equity incentive plans, or amendments to the same, consented to in accordance with the Purchase Agreement, (ii) any Common Stock pursuant to this Warrant, and (iii) any Common Stock pursuant to the C3 Warrant.

(2)  Effect on Base Price of Certain Events. For purposes of determining the adjusted Base Price and amount of Subject Common Stock acquirable upon exercise of this Warrant under Section 4(1)C, the following shall be applicable:

A.  Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Base Price determined immediately prior to such granting or sale, then immediately upon such issue or sale in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options, or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum amount of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment under this Section shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

B.  Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Base Price determined immediately prior to such issuance or sale, then the maximum amount of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable upon conversion or exchange thereof”' is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum amount of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment under this Section shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Base Price had been or are to be made pursuant to other provisions of this Section, no further adjustment of the Base Price shall be made by reason of such issue or sale.

C.  Change in Option Price or Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issuance, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Base Price in effect at the time of such change shall be adjusted immediately to the Base Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the amount of Subject Common Stock shall be correspondingly adjusted; provided, that if such adjustment of the Base Price would result in an increase in the Base Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given to all Holders. For purposes of this Section, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Subject Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Base Price to be increased.

D.  Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration (but not the extension) of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Base Price then in effect and the amount of Common Stock acquirable hereunder shall be adjusted immediately to the Base Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that if such expiration or termination would result in an increase in the Base Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all Holders. For purposes of this Section, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Base Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Warrant.

E.  Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Company.

F.  Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other equity securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities by the parties thereto, the Options and Convertible Securities shall be deemed to have been issued without consideration.

G.  Treasury Shares. The amount of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company and the disposition of any of the Company’s shares so owned or held shall be considered an issue or sale of Common Stock.

H.  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such Dividend or the making thereof or the date of the granting of such right of subscription or purchase, as the case may be.

(3)  Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any share split, dividend or otherwise) its Common Stock into a greater amount of shares, the Base Price in effect immediately prior to such subdivision shall be proportionately reduced and the amount of Subject Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its Common Stock into a smaller amount of shares, the Base Price in effect immediately prior to such combination shall be proportionately increased and the amount of Subject Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

(4)  Stock Dividends, Reclassifications, Mergers or Sales. Any dividend, distribution, recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which in each case is declared or effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holder) to ensure that the Holder shall thereafter have the right to acquire, upon exercise of this Warrant, in lieu of or in addition to (as the case may be) the Subject Common Stock as constituted immediately prior to such Organic Change, such shares of stock, securities or assets as may be issued or payable in connection with such Organic Change with respect to or in exchange for the number of shares of Common Stock that is equal to the number of shares comprising the Subject Common Stock immediately prior to such Organic Change. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder’s rights and interests under this Warrant to ensure that all the provisions of this Warrant (or substitute provisions conferring comparable rights and benefits on the Holder) shall thereafter continue to be applicable. The Company shall not effect any such consolidation, merger or sale except a Qualified Sale, unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holder), the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire upon exercise of this Warrant.

(5)  Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of equity appreciation rights, phantom equity rights or other rights with equity features, except as permitted by Section 4(1)D of this Warrant), then the Company's board of directors shall make an appropriate adjustment in the Warrant Exercise Price and/or the Base Price, as the case may be, and the amount of Subject Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holders; provided, that no such adjustment shall increase the Warrant Exercise Price and/or the Base Price, as the case may be, as otherwise determined pursuant to this Section 4 or decrease the amount of Subject Common Stock issuable upon exercise of this Warrant.

(6)  No Avoidance. In the event the Company shall enter into any transaction for the purpose of avoiding the provisions of this Section, the benefits provided by such provisions shall nevertheless apply and be preserved.

(7)  Notices. Except for those transactions described in Section 4(1)D of this Warrant, the Company shall give written notice to the Holder at least twenty (20) days prior to the date on which the Company closes its books, takes a record or pays or distributes any cash or property (i) with respect to any distribution or other payment upon or with respect to any Common Stock, (ii) with respect to any subscription offer to any shareholder of the Company, or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall give written notice to the Holder at least twenty (20) days prior to the date of closing of a Liquidity Event, Qualified Public Offering or Qualified Sale. The Company shall also give written notice to the Holder at least ten (10) days prior to the date on which any Change in Control shall take place or, if later, within ten (10) days after the Company learns that the Change in Control has occurred or is going to occur. Moreover, except for those transactions described in Section 4(1)D of this Warrant, the Company shall give at least ten (10) days prior written notice to the Holder before entering into any agreement with respect to, or undertaking any action in connection with, any issuance of Common Stock to any Person other than in connection with the exercise of any Warrants.

Whenever the Subject Common Stock purchasable hereunder is adjusted pursuant to this Section 4, the Company shall prepare a certificate signed by the Company’s chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the methodology used by the Company in determining the adjustment, and shall cause a copy of the certificate to be delivered to the Holder in accordance with Section 20 of this Warrant.

(8)  Purchase Rights. If at any time the Company grants or issues any Convertible Securities or rights to purchase Common Stock, options, warrants, securities or other similar property (the “Purchase Rights”) in respect of its Common Stock not otherwise deemed an Organic Change or otherwise covered by any other adjustment provision of Section 4 hereunder, then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the Subject Common Stock acquirable upon full exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the shareholders are to be determined for the grant, issue or sale of such Purchase Rights (disregarding any limitations on the exercisability hereof on the date thereof).

5.  Adjustment of Number of Outstanding Shares. Until the day immediately preceding the Expiration Date, in connection with any adjustment pursuant to Section 4 which would have the effect of increasing the amount of Subject Common Stock which would be issuable upon exercise of this Warrant (assuming for this purpose that no portion of this Warrant had been exercised), the Company shall issue to each Holder who retains shares of Common Stock previously obtained upon any exercise of this Warrant, that amount of Common Stock which, when added to the amount of Common Stock held by such Holder, would equal the product of (a) the amount of Common Stock held by such Holder (after exercise of this Warrant) multiplied by (b) a fraction, (i) the numerator of which is the maximum amount of Common Stock which would have been obtainable upon exercise of this Warrant after giving effect to such adjustment; and (ii) the denominator of which is the maximum amount of Common Stock which would have been obtainable upon exercise of this Warrant prior to giving effect to such adjustment (assuming for purposes of clauses (i) and (ii) that no portion of this Warrant had been previously exercised); provided, that this Section will not apply to any such increase effected pursuant to Section 4 to the extent attributable to a subdivision, by split, dividend, recapitalization or otherwise, of the classes of outstanding shares of Common Stock which has otherwise resulted in issuance of the same amount of shares to any such Holder. It is understood and agreed that this Section 5 shall only apply to the Initial Purchaser and those Holders meeting the requirements set forth in Section 9 and no other transferee of the Subject Common Stock.

6.  Reservation of the Subject Common Stock. The Subject Common Stock will, upon issuance, be fully paid and nonassessable and free from any and all taxes and charges (other than income, gross receipts or franchise taxes, charges and assessments) with respect to the issue thereof, and the Holder shall have no obligation to make any capital contribution or other payment to the Company other than payment of the Warrant Exercise Price.

7.  Closing of Books. Except as otherwise provided in this Warrant and to the extent necessary to assure compliance with federal, state, or other securities laws, the Company shall not close its books against the issuance of any Common Stock in any manner that interferes with the timely exercise of this Warrant.

8.  Compliance with Securities Laws.

(1)  Investment Intent. The Holder, by accepting this Warrant, represents to the Company those representations and warranties set forth in Section 8.4 of the Purchase Agreement as if Holder had been a “Purchaser” thereunder, including but limited to that Holder is an “accredited investor” as that term is defined by the Securities and Exchange Commission and that Holder (an any authorized transferee thereof) shall be an “accredited investor” upon any exercise hereunder and that this Warrant is being acquired for (and if this Warrant is exercised the Subject Common Stock will be acquired for) its own account for investment purposes only and not with a view to a distribution thereof, and that the Holder will not offer, sell or otherwise dispose of this Warrant (or the Subject Common Stock) except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Act”). This Warrant (and any substitute Warrant) and all certificates representing the Subject Common Stock issued hereunder (unless registered under the Act and any applicable state securities) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR SUBMISSION TO RAYBOR MANAGEMENT, INC. OF INFORMATION, AND AT ITS OPTION AN OPINION OF COUNSEL SATISFACTORY TO IT IN FORM AND SUBSTANCE, INDICATING THAT REGISTRATION OR QUALIFICATION UNDER THOSE LAWS IS NOT REQUIRED.

(2)  Removal of Legends. When the restrictions on Transferability shall no longer be required by applicable federal or state securities laws, as reflected in a written opinion, in form and substance reasonably satisfactory to the Company, of counsel reasonably satisfactory to the Company, the Company shall, or shall instruct its transfer agent or warrant agent, as appropriate, to, issue new certificates evidencing such securities, registered in the name of the Holder, not bearing the legends required by this Section 8, with respect to federal and state securities law requirements.

9.  Transferability. Subject to any transferee meeting the suitability standards set forth in Section 8 hereof and the Holder transferring such portion of the Warrant equaling at least 10% of the Subject Common Stock as of the Issuance Date, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit B attached hereto) at the principal office of the Company. Notwithstanding the foregoing, this Warrant may only be transferred to up to four additional Holders which must be, at the time of transfer, affiliates of the Initial Purchaser. Any person in possession of this Warrant properly endorsed to him or it is authorized to represent himself or itself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. The Company shall be entitled to treat the Person in whose name this Warrant is registered as the owner and holder for all purposes.

10.  Rights as Holder; Information. The Holder shall not be entitled to vote or receive any dividends or distributions of the Company in connection with this Warrant or be deemed the owner of the Subject Common Stock until exercise of this Warrant, nor shall anything contained herein be construed to confer upon the Holder, solely as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote for the election of members of the Board of Directors or upon any matter submitted to the shareholders of the Company at any meeting thereof or to receive notice of meetings, until this Warrant has been exercised and the Subject Common Stock has become deliverable, as provided herein. The Company shall take no action or position (except as required as a result of a final decision of a court or a Governmental Body having jurisdiction over the Company for tax matters) which would reflect the Holder as an owner of the Subject Common Stock until exercise of this Warrant. Notwithstanding the foregoing, the Company may report the Holder’s beneficial ownership of the Subject Common Stock as required by federal and state securities law.

11.  Amendment and Certain Waivers. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

12.  Benefit of Parties: Assignability. All of the Company’s obligations relating to the Subject Common Stock shall survive the exercise of this Warrant, and all of the Company’s covenants and agreements shall inure to the benefit of the Holder’s successors and assigns. The Company may not assign or transfer its obligations hereunder, except with the prior written consent of the Holder. The Holder and any subsequent holder of the Subject Common Stock shall be entitled to enforce all of the provisions of this Warrant, and all holders of the Subject Common Stock shall be deemed to be third-party beneficiaries of the provisions of this Warrant.

13.  Captions. The captions of the sections of this Warrant are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Warrant.

14.  Governing Law; Consent to Forum. This Warrant shall be governed by the laws of the State of Oregon without giving effect to any choice of law rules thereof.

15.  WAIVER OF JURY TRIAL AND COUNTERCLAIMS. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION TO HOLDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH HOLDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO THIS WARRANT OR THE HOLDER’S CONDUCT IN RESPECT OF THE FOREGOING.

16.  Lost Warrants or Share Certificates. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any certificate representing the Subject Common Stock and, in the case of any such loss, theft, or destruction, upon receipt of an indemnity bond or other agreement or security reasonably satisfactory to the Company or in the case of any such mutilation upon surrender and cancellation of the Warrant or certificate, the Company shall make and deliver a new Warrant or certificate, of like tenor, in lieu of the lost, stolen, destroyed, or mutilated Warrant or certificate.

17.  Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent via facsimile to the Holder at the address set forth in the first paragraph of this Warrant or to any other address or number as the Holder may specify in writing.

18.  Remedies. The rights and remedies provided by this Warrant shall be cumulative, and shall be in addition to and not exclusive of other rights and remedies available at law or in equity. The exercise or waiver by the Holder of any right or remedy available under this Warrant shall not be deemed to be a waiver of any other right or remedy available under this Warrant at law or in equity.

19.  Survival of Agreements. All agreements of the Company and the Holder contained herein shall survive until, by their respective terms, they are no longer operative; provided, however, this Warrant shall terminate in all respects on the Expiration Date. Notwithstanding the foregoing or any other provision of this Warrant, the Company shall remain liable after the Expiration Date for any breach or default of the Company occurring prior to the Expiration Date.

20.  Lockup Agreements. Holder agrees not to effect any sale or distribution of the Company’s Equity Interests pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker, pursuant to the provisions of Rule 144 adopted under the Act, during the 14 days prior to and the 180-day period beginning on the effective date of (i) any underwritten offering of the Company’s Equity Interests (except as part of such underwritten registration) or (ii) the Public Offering in each case unless the underwriters managing the registered Public Offering and the Company otherwise agree “Public Offering” means an offering of Common Stock or other equity securities by the Company, or by any successor to the Company, that is registered under the Securities Act.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative as of day and year first above written.

RAYBOR MANAGEMENT, INC., a Delaware corporation By: _________________________ Name: _______________________ Title: ________________________

EXHIBIT A
NOTICE OF EXERCISE

To: Raybor Management, Inc.

1. The undersigned hereby elects to purchase the Subject Common Stock of Raybor Management, Inc. (the “Company”) or the Subsidiaries, pursuant to the terms of the attached Warrant, and tenders herewith payment of [$_______], the applicable Warrant Exercise Price under the provisions of such Warrant.

2. If Stock in the Company or the Subsidiary is certificated, please issue a certificate or certificates representing the Subject Common Stock of the Company in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the Subject Common Stock is being acquired for the account of the undersigned for investment purposes only and not with a view to, or for resale in correction with, the distribution thereof.

By: __________________________ By: __________________________ (Signature)
(Date)

EXHIBIT A-1
NOTICE OF EXERCISE

To: Raybor Management, Inc.

1. Contingent upon and effective immediately prior to the closing of the public offering contemplated by the Registration Statement of Raybor Management, Inc. or a Subsidiary on Form _____, filed on ____________, ____ (“Closing”), the undersigned hereby elects to purchase the Subject Common Stock pursuant to the terms of the attached Warrant, pursuant to the provisions of such Warrant.

2. If Stock in the Company or a Subsidiary is certificated, please deliver to the custodian for the selling shareholders a certificate representing the Subject Common Stock in the name of The undersigned or in such other name or names as are specified below:

(Name)

(Address)
3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company [$_______] as the full Warrant Exercise Price from the proceeds of the sale of the Subject Common Stock.

By: __________________________ By: __________________________ (Signature)

(Date)

EXHIBIT B
ASSIGNMENT FORM

(To be executed only upon the assignment of the Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfers unto ______________________________, whose address is ______________________________, all or the rights of the undersigned under the attached Warrant of Raybor Management, Inc., an Oregon corporation (the “Company”), and does hereby irrevocably constitute and appoint ______________________________ its attorney-in-fact to register such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated: _______________________

By: __________________________ By: __________________________ (Signature)